Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $1.00 per share	2,745,098 Shares	$15.13	$41,533,332.74	$5,170.90
(1) Estimated solely for the purposes of calculating the amount of the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the common stock on May 4, 2018, as reported on the New York Stock Exchange.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 7, 2015)
2,745,098 Shares

Common Stock
This prospectus supplement relates to the potential resale from time to time by the selling stockholders identified in this prospectus supplement of some or all of 2,745,098 shares of our common stock, $1.00 par value, held by the selling stockholders. See “Selling Stockholders.” The registration of the offer and sale of the shares covered by this prospectus supplement does not necessarily mean that any of the securities will be offered or sold by the selling stockholders.
We will receive no proceeds from any resale of the shares of common stock by the selling stockholders.
The selling stockholders identified in this prospectus supplement (which term as used herein includes their pledgees, donees, transferees, or other successors in interest), may offer the securities from time to time as they may determine directly or through underwriters, broker-dealers or agents and in one or more public or private transactions, on or off the New York Stock Exchange (the “NYSE”), and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions. See the sections entitled “About this Prospectus Supplement” and “Plan of Distribution” for more information.
Our common stock is listed on the NYSE under the symbol “FCF”. On May 8, 2018, the last reported sale price of our common stock as reported on the NYSE was $15.50 per share.
Investing in our common stock involves risks. See “Risk Factors“ beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus, as well as beginning on page 15 of our most recent Annual Report on Form 10-K.
Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus supplement is May 11, 2018.

TABLE OF CONTENTS
Prospectus Supplement
Page

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-3
RISK FACTORS	S-5
USE OF PROCEEDS	S-7
DIVIDEND POLICY	S-7
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	S-8
SELLING STOCKHOLDERS	S-9
DESCRIPTION OF COMMON STOCK	S-9
CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S HOLDERS	S-10
PLAN OF DISTRIBUTION	S-13
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-15
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-15

TABLE OF CONTENTS
Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
ABOUT FIRST COMMONWEALTH	5
RISK FACTORS	5
RATIO OF EARNINGS TO FIXED CHARGES	6
SUMMARY OF SECURITIES WE MAY OFFER	6
USE OF PROCEEDS	8
VALIDITY OF SECURITIES	8
EXPERTS	8

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the selling stockholders, nor any underwriters have, authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, nor the selling stockholders nor any underwriters are, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholders and the potential sale by the selling stockholders from time to time of up to 2,745,098 shares of our common stock in the aggregate. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement is not a prospectus for the purposes of Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) as implemented in Member States of the European Economic Area (the “Prospectus Directive”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of common stock in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus in connection with offers of such common stock. Accordingly, any person making or intending to make an offer in that Relevant Member State of common stock which is the subject to an offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. None of we, the selling stockholders, or any underwriter has authorized, nor do we or they authorize, the making of any offer of common stock in circumstances in which an obligation arises for us or any underwriter to publish a prospectus for such offer.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement and in the documents incorporated by reference that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements include statements relating to our anticipated future financial performance, projected growth and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from developments or events, our business and growth strategies.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting us, summarizes several factors that could cause our actual results to differ materially from those anticipated or expected in these forward-looking statements:

•	local, regional, national and international economic conditions and the impact they may have on First Commonwealth Financial Corporation (“First Commonwealth”) and its customers;

•	volatility and disruption in national and international financial markets;

•	the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	inflation, interest rate, commodity price, securities market and monetary fluctuations;

•	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply;

•	the soundness of other financial institutions;

•	political instability;

•	impairment of First Commonwealth’s goodwill or other intangible assets;

•	acts of God or of war or terrorism;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowings and savings habits;

•	changes in the financial performance and/or condition of First Commonwealth’s borrowers;

•	technological changes;

•	acquisitions and integration of acquired businesses;

•	First Commonwealth’s ability to attract and retain qualified employees;

•	changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers;

•	the ability to increase market share and control expenses;

•
the effect of changes in accounting policies and practices as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	the reliability of First Commonwealth’s vendors, internal control systems or information systems; and

•
the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, and the ability to obtain required regulatory approvals.

Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Any investor in our common stock should consider all risks and uncertainties set forth in this prospectus supplement under the heading “Risk Factors” and disclosed in our periodic and current reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ending December 31, 2017 (the “Annual Report”), and any subsequent periodic or current reports which are incorporated by reference upon their filing with the SEC until the termination of any offering of securities offered by this prospectus supplement, as described under “Incorporation of Certain Information by Reference.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all the information that may be important to you. Therefore, you should also read the more detailed information set forth in this prospectus supplement, our financial statements and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock. See “Where You Can Find Additional Information.” Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Commonwealth,” the “Corporation,” “we,” “us,” “our” or similar references mean First Commonwealth Financial Corporation, and the words “selling stockholders” refer to the George J Budig Distributive Trust #4A dated December 31, 2015, an Ohio trust, and George J. Budig Declaration of Trust dated July 13, 1992, as amended and restated June 13, 2016, an Ohio revocable trust.
About First Commonwealth
First Commonwealth Financial Corporation is a financial holding company that is headquartered in Indiana, Pennsylvania. We provide a diversified array of consumer and commercial banking services through our bank subsidiary, First Commonwealth Bank (“FCB” or the “Bank”), and our other operating subsidiaries. At March 31, 2018, we had total assets of $7.3 billion, total loans of $5.3 billion, total deposits of $5.7 billion and shareholders’ equity of $899 million.
FCB is a Pennsylvania bank and trust company. At December 31, 2017, the Bank operated 104 community banking offices throughout western and central Pennsylvania, 29 community banking offices in central and northern Ohio, as well as corporate banking centers in Pittsburgh, Pennsylvania, and central and northeast Ohio and mortgage offices in Columbus, Hudson and Dublin, Ohio. The Bank also operates a network of 148 automated teller machines, or ATMs, at various branch offices and offsite locations. All of our ATMs are part of the NYCE and MasterCard/Cirrus networks, both of which operate nationwide. The Bank is a member of the Allpoint ATM network, which allows surcharge-free access to over 55,000 ATMs. The Bank is also a member of the “Freedom ATM Alliance,” which affords cardholders surcharge-free access to a network of over 670 ATMs in over 50 counties in Pennsylvania, Maryland, New York, and Ohio.
Our principal executive office is located at 601 Philadelphia Street, Indiana, Pennsylvania 15701, and our telephone number is (724) 349-7220.
Recent Developments
Foundation Acquisition. On May 1, 2018, we completed the merger of Garfield Acquisition Corp. (“Garfield”) with and into the Corporation, with the Corporation as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of January 10, 2018 (the “Merger Agreement”), by and among us and Garfield (the “Foundation Acquisition”).
We paid the selling stockholders, as the sole shareholders of Garfield, $17,400,000 in cash and issued 2,745,098 shares of our common stock as consideration for the Foundation Acquisition. In connection with the Foundation Acquisition, FCB merged with and into Foundation Bank, a federal savings association and Garfield’s wholly owned subsidiary, with FCB as the surviving entity.
On May 1, 2018, in connection with the closing of the Foundation Acquisition we entered into a Registration Rights Agreement, dated as of May 1, 2018 (the “Registration Rights Agreement”), by and among us and the selling stockholders. Pursuant to the Registration Rights Agreement, we agreed to provide the selling stockholders with certain customary registration rights with respect to the shares of our common stock issued as consideration for the Foundation Acquisition. This prospectus supplement is being filed pursuant to the Registration Rights Agreement.
A description of the Registration Rights Agreement is contained in our current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2018 and is incorporated by reference into this prospectus supplement and the accompanying prospectus.
The Offering
The following summary contains summary information about the common stock and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the common stock.

Issuer	First Commonwealth Financial Corporation, a Pennsylvania corporation and a financial holding company.
Common stock offered by the selling stockholder	2,745,098 shares
Common stock outstanding	100,361,905 shares (as of May 8, 2018)
NYSE Symbol	FCF
Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.
Risk Factors
See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the common stock.

*Unless otherwise indicated, the number of shares of our common stock outstanding presented in this prospectus supplement excludes 130,614 restricted stock unit awards granted under our equity incentive plan and treated as issued for financial reporting purposes but not yet actually issued due to vesting conditions.

RISK FACTORS
Investing in shares of our common stock involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement and the information incorporated by reference into this prospectus supplement before purchasing shares of our common stock. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. In addition, there are risks beyond our control. If any of these risks actually occurs, our business, financial condition or results of operations could be negatively affected. You should carefully consider the risks described below, the risk factors included in our Annual Report, and the risk factors included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Risks Relating to the Offering and Our Common Stock
First Commonwealth relies on dividends from its subsidiaries for most of its revenues.
First Commonwealth is a separate and distinct legal entity from its subsidiaries. It receives substantially all of its revenues from dividends from its subsidiaries. These dividends are the principal source of funds to pay dividends on First Commonwealth’s common stock and interest and principal on First Commonwealth’s debt. Various federal and/or state laws and regulations limit the amount of dividends that FCB and certain non-bank subsidiaries may pay to First Commonwealth. In the event FCB is unable to pay dividends to First Commonwealth, First Commonwealth may not be able to service debt, pay obligations or pay dividends on its common stock. The inability to receive dividends from FCB could have a material adverse effect on First Commonwealth’s business, financial condition and results of operations.
First Commonwealth’s stock price can be volatile.
Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. First Commonwealth’s stock price can fluctuate significantly in response to a variety of factors including, among other things:

•	Actual or anticipated variations in quarterly results of operations.

•	Recommendations by securities analysts.

•	Operating and stock price performance of other companies that investors deem comparable to First Commonwealth.

•	News reports relating to trends, concerns and other issues in the financial services industry.

•	Perceptions in the marketplace regarding First Commonwealth and/or its competitors.

•	New technology used, or services offered, by competitors.

•	Significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving First Commonwealth or its competitors.

•	Failure to integrate acquisitions or realize anticipated benefits from acquisitions.

•	Changes in government regulations.

•	Geopolitical conditions such as acts or threats of terrorism or military conflicts.
General market fluctuations, including real or anticipated changes in the strength of the economy in Pennsylvania and Ohio; industry factors and general economic and political conditions and events, such as economic slowdowns or recessions; and interest rate changes or credit loss trends could also cause First Commonwealth’s stock price to decrease regardless of operating results.

The trading volume in First Commonwealth’s common stock is less than that of other larger financial services companies.
Although First Commonwealth’s common stock is listed for trading on the NYSE, the trading volume in its common stock is less than that of other, larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of First Commonwealth’s common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of First Commonwealth’s common stock, significant sales of First Commonwealth’s common stock, or the expectation of these sales, could cause First Commonwealth’s stock price to fall.
First Commonwealth may not continue to pay dividends on its common stock in the future.
Holders of First Commonwealth common stock are only entitled to receive such dividends as its board of directors may declare out of funds legally available for such payments. Although First Commonwealth has historically declared cash dividends on its common stock, it is not required to do so and may reduce or eliminate its common stock dividend in the future. This could adversely affect the market price of First Commonwealth’s common stock. Also, First Commonwealth is a bank holding company, and its ability to declare and pay dividends is dependent on certain federal regulatory considerations, including the guidelines of the Federal Reserve Board regarding capital adequacy and dividends.
As more fully discussed in Part II, Item 8, Financial Statements and Supplementary Data-Note 25, Regulatory Restrictions and Capital Adequacy, of our Annual Report, the ability of First Commonwealth to declare or pay dividends on its common stock may also be subject to certain restrictions in the event that First Commonwealth elects to defer the payment of interest on its junior subordinated debt securities.
An investment in First Commonwealth’s common stock is not an insured deposit.
First Commonwealth’s common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation, any other deposit insurance fund or by any other public or private entity. Investment in First Commonwealth’s common stock is inherently risky for the reasons described in this Risk Factors section, the risk factors included in our Annual Report, and the risk factors included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire First Commonwealth’s common stock, you could lose some or all of your investment.

USE OF PROCEEDS
This prospectus supplement relates to the securities that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from any sale of the securities. We will not receive any of the proceeds from any sales of the securities by the selling stockholders. For more information about the selling stockholders, see “Selling Stockholders.”
DIVIDEND POLICY
We presently plan to pay cash dividends on our common stock on a quarterly basis dependent upon the results of operations of the immediately preceding quarters. However, declaration of dividends by the board of directors will depend on a number of factors, including capital requirements, regulatory limitations, our operating results and financial condition and general economic conditions. Although we have historically paid a quarterly cash dividend to the holders of our common stock, holders of our common stock do not have a legal or contractual right to receive dividends.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
Our common stock is listed on the NYSE under the symbol “FCF”. Set forth below are the high and low closing prices for our common stock as reported by the NYSE for the two most recently completed fiscal years, the most recently completed fiscal quarter and the period from April 1, 2018 through May 8, 2018 of the current fiscal quarter. Also set forth below are dividends declared per share in each of these periods:

	High	Low	Dividend Declared
2016
First Quarter	$9.28	$7.89	$0.07
Second Quarter	$9.47	$8.35	$0.07
Third Quarter	$10.33	$8.87	$0.07
Fourth Quarter	$14.25	$9.71	$0.07
2017
First Quarter	$14.59	$12.81	$0.08
Second Quarter	$13.46	$12.28	$0.08
Third Quarter	$14.13	$12.14	$0.08
Fourth Quarter	$15.32	$13.78	$0.08
2018
First Quarter	$15.14	$13.59	$0.08
Second Quarter (through May 8, 2018)	$15.50	$13.88	$0.09

On May 8, 2018, the closing price for our common stock as reported on the NYSE was $15.50. As of April 30, 2018, there were approximately 6,210 holders of record of our common stock.

SELLING STOCKHOLDERS
When we refer to the “selling stockholders” in this prospectus we mean the stockholders listed in the table below and their pledgees, donees, transferees or other successors in interest. The selling stockholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus supplement. The selling stockholders listed in the table below acquired such shares of our common stock in connection with the Foundation Acquisition.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentage of shares beneficially owned prior to the offering is based on 100,361,905 shares of our common stock outstanding as of May 8, 2018.
Other than as described in this prospectus supplement under “Prospectus Supplement Summary—Recent Developments,” the selling stockholders listed below do not have, nor within the past three years have had, any material relationship with us or any of our affiliates.
We do not know when or in what amounts the selling stockholders may offer securities for sale, if at all. It is possible that the selling stockholders will not sell any or all of the shares offered under this prospectus supplement. Because the selling stockholders may offer all or some of the securities pursuant to this prospectus supplement, and because we are unaware of any agreements, arrangements or understanding with respect to the sale of any such securities, we cannot estimate the number of securities that will be held by the selling stockholders after the completion of this offering. Solely for purposes of the table below, we have assumed that the selling stockholders will sell all of the securities held by them and therefore would hold no securities following the offering and hold zero percentage of the securities following the offering.
Information about the selling stockholders and certain transferees may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Owned After the Offering
Selling stockholders	Shares	Percent		Shares	Percent
George J Budig Distributive Trust #4A dated December 31, 2015(1)	2,635,294	2.63%	2,635,294	—	—
George J. Budig Declaration of Trust dated July 13, 1992, as amended and restated June 13, 2016(1)	109,804	0.11%	109,804	—	—
(1) George J. Budig was the settlor of each of the George J Budig Distributive Trust #4A dated December 31, 2015 and the George J. Budig Declaration of Trust dated July 13, 1992, as amended and restated June 13, 2016. However, George J. Budig only serves as trustee of the George J. Budig Declaration of Trust dated July 13, 1992, as amended and restated June 13, 2016, and has no investment or voting power with respect to the George J Budig Distributive Trust #4A dated December 31, 2015. As such, he disclaims all beneficial ownership with respect to the George J Budig Distributive Trust #4A dated December 31, 2015.

DESCRIPTION OF COMMON STOCK
General. The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our Amended and Restated Articles of Incorporation, or the articles, and our Amended and Restated By-laws, or the bylaws, as well as the Pennsylvania Business Corporation Law, or the PBCL. Our articles and bylaws are, and any amendments to them will be, filed as exhibits to the registration statement of which this prospectus is a part. We have authorized 200,000,000 shares of common stock, $1.00 par value per share, of which 100,361,905 were outstanding as of May 8, 2018.
Market. Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “FCF” and is registered with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended.
Voting Rights. Each holder of our common stock is entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote; shareholders may not cumulate votes for the election of directors. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast is necessary to establish a quorum. Generally, actions to be taken or authorizations to be given by shareholders require the approval of a majority of votes cast at such meetings.

Dividends. Subject to the preferences accorded to the holders of outstanding shares of our preferred stock, if any, holders of common stock are entitled to dividends at such times and in such amounts as our board of directors may determine. The payment of dividends is subject to limitations imposed by the PBCL. Our ability to pay cash dividends in the future largely depends on the amount of cash dividends paid to us by our subsidiary bank and our other operating subsidiaries. We are also subject to certain Federal Reserve Board policies that may, in certain circumstances, limit our ability to pay dividends. Capital distributions, including dividends, by the bank are subject to federal and state regulatory restrictions tied to the bank’s earnings and capital.
Liquidation; Dissolution. In the event we dissolve, liquidate or wind-up, after payment of debts and expenses and payment of the liquidation preference, plus any accrued dividends on any outstanding shares of our preferred stock, the holders of common stock will be entitled to receive all of our remaining assets ratably in proportion to the number of shares held by them.
Preemptive Rights. Holders of shares of our common stock have no preemptive, subscription, conversion or redemption rights and are not subject to further calls or assessments, or rights of redemption.
Transfer Agent. The Transfer Agent and Registrar for our Common Stock is BNY Mellon Shareowner Services.
CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an Internal Revenue Service (“IRS”) Form W-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with an IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussions of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Federal Estate Tax
Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock and, for a disposition of our common stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the securities’ principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through an underwritten offering;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with Supplementary Material .01 to FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Corporation that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We have agreed to pay all registration expenses incurred incident to the registration of the securities pursuant to the Registration Rights Agreement. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Pursuant to the Registration Rights Agreement, we have agreed to keep this prospectus effective until the date that is six months after the closing date of the Foundation Acquisition. The securities covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.
We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the common stock offered by this prospectus will be passed upon for the Corporation by Matthew C. Tomb, the Corporation’s Executive Vice President, Chief Risk Officer and General Counsel. As of the date of this prospectus Mr. Tomb beneficially owns 45,639 shares of common stock of the Corporation.
EXPERTS
The consolidated statements of financial condition as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each year in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, included in our Annual Report on Form 10-K for the year ended December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this prospectus supplement and the exhibits and schedules thereto, are available over the Internet at the SEC’s website at http://www.sec.gov and on our website at www.fcbanking.com. Except as specifically incorporated by reference in this prospectus supplement, information on those websites is not part of this prospectus supplement. You may also read and copy any documents we file with the SEC by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Upon written or oral request, we will provide you, at no cost, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement (excluding the exhibits to those documents unless they have been specifically incorporated by reference into the requested document). You may request these documents from us by writing to First Commonwealth Financial Corporation, Attn: Investor Relations, 601 Philadelphia Street, Indiana, Pennsylvania 15701, or calling us at (724) 463-2030.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s and our websites.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.
We incorporated by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents, or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, which we filed on March 1, 2018 (the “Annual Report”);

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2018, hat are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, which we filed on May 9, 2018;

•	Our Current Reports on Form 8-K filed on January 3, 2018, January 10, 2018, February 28, 2018, April 27, 2018 and May 2, 2018; and

•
The description of First Commonwealth’s common stock set forth in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 5, 1992, including any amendment or report filed with the SEC for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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2,745,098 Shares
Common Stock
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PROSPECTUS SUPPLEMENT
_____________________________________________________________________________________________
May 11, 2018
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PROSPECTUS
First Commonwealth Financial Corporation

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Stock Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “FCF.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, bank deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying any securities issued by us.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2015.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements, together with one or more pricing supplements, underlying supplements, product supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” beginning on page 2 of this prospectus.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances under which such offer or sale is unlawful.
Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of First Commonwealth Financial Corporation since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information. You should not assume that the information in or incorporated by reference in this prospectus or any accompanying prospectus supplement prepared by us is accurate as of any date other than the date(s) on the front covers of those documents, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
We may offer and sell securities directly to you, through agents we select or through underwriters or dealers we select. If we, directly or through agents, solicit offers to purchase securities, we reserve the right to accept and, together with our agents, to reject, in whole or in part, any of such offers. The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Commonwealth,” the “Corporation,” “we,” “us,” “our” or similar references mean First Commonwealth Financial Corporation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this registration statement and the exhibits and schedules thereto, are available over the Internet at the SEC’s website at http://www.sec.gov and on our website at www.fcbanking.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus. You may also read and copy any documents we file with the SEC by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” the information in the documents we file with them. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules) after the date of this prospectus and before termination of the offering of securities under this prospectus. The SEC file number for these documents is 001-31940.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, which we filed on March 2, 2015;

•	The portions of our definitive proxy statement on Schedule 14A, filed on March 19, 2015, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which we filed on May 8, 2015

•	Our Quarterly Report on Form 10-Q for the six months ended June 30, 2015, which we filed on August 7, 2015;

•	Our Current Reports on Form 8-K filed on January 21, 2015, January 29, 2015 and May 1, 2015; and

•
The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

Upon written or oral request, we will provide you, at no cost, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding the exhibits to those documents unless they have been specifically incorporated by reference into the requested document). You may request these documents from Investor Relations, 601 Philadelphia Street, Indiana, Pennsylvania 15701; telephone: (724) 463-2030.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate or complete as of any date except the date on the cover page of that document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995, and we are including this note for purposes of those safe harbor provisions. You can identify these forward-looking statements from our use of the words “may,” “will, “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. All statements in this prospectus and the information incorporated by reference herein not dealing with historical results are forward-looking and are based on various assumptions. Accordingly, those statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by those statements. Those risks and uncertainties include, but are not limited to:

•	local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers;

•	volatility and disruption in national and international financial markets;

•	the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	inflation, interest rate, commodity price, securities market and monetary fluctuations;

•	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply;

•	the soundness of other financial institutions;

•	political instability;

•	impairment of First Commonwealth’s goodwill or other intangible assets;

•	acts of God or of war or terrorism;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowings and savings habits;

•	changes in the financial performance and/or condition of First Commonwealth’s borrowers;

•	technological changes;

•	acquisitions and integration of acquired businesses;

•	First Commonwealth’s ability to attract and retain qualified employees;

•	changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers;

•	the ability to increase market share and control expenses;

•
the effect of changes in accounting policies and practices as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	the reliability of First Commonwealth’s vendors, internal control systems or information systems;

•
the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, and the ability to obtain required regulatory approvals; and

•
other risks and uncertainties which may be set forth in an accompanying prospectus supplement and under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, and in the other periodic reports we subsequently file from time to time with the SEC.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

ABOUT FIRST COMMONWEALTH
First Commonwealth Financial Corporation is a financial holding company that is headquartered in Indiana, Pennsylvania. We provide a diversified array of consumer and commercial banking services through our bank subsidiary, First Commonwealth Bank and our other operating subsidiaries. At June 30, 2015, we had total assets of $6.3 billion, total loans of $4.5 billion, total deposits of $4.3 billion and shareholders’ equity of $712 million.
First Commonwealth Bank is a Pennsylvania bank and trust company. As of June 30, 2015, First Commonwealth Bank operated 107 community banking offices throughout western and central Pennsylvania and loan production offices in Pittsburgh, Pennsylvania and Cleveland, Ohio. The largest concentration of our branch offices is located within the greater Pittsburgh metropolitan area in Allegheny, Butler, Washington and Westmoreland counties, while our remaining offices are located in smaller cities such as Altoona, Johnstown and Indiana, Pennsylvania, and in towns and villages throughout predominantly rural counties.
Our principal executive office is located at 601 Philadelphia Street, Indiana, Pennsylvania 15701, and our telephone number is (724) 349-7220.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and in any prospectus supplement used in connection with an offering of our securities, including those risks identified under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or incorporated by reference into this prospectus or a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	For the six months ended June 30,		For the years ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:
Excluding interest on deposits	11.32	12.65	10.79	9.86	7.29	2.75	2.92
Including interest on deposits	6.02	4.46	4.30	3.59	2.86	1.35	1.37

Note:
We calculate our ratio of earnings to fixed charges by adding income before income taxes plus fixed charges and dividing that sum by our fixed charges. Our fixed charges consist of interest expense and the portion of our rental expense deemed to represent interest. We calculate our ratio of earnings to fixed charges and preferred stock dividends by adding income before income taxes plus fixed charges minus preferred stock dividends and dividing that sum by our fixed charges. Our fixed charges for this ratio consist of interest expense, the portion of our rental expense deemed to represent interest, and preferred stock dividends.

SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide to prospective investors each time we offer securities, will describe the amounts, prices and detailed terms of the securities, including the initial offering price and net proceeds to us, and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject, in whole or in part, any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $1.00 per share. In the applicable prospectus supplement, we will describe the aggregate number of shares offered, the offering price or prices of the shares,

dividend rights, voting rights, rights upon liquidation or dissolution, and other relevant rights with respect to the common stock offered for sale in any such offering. Our common stock is listed on the NYSE under the ticker symbol “FCF.”

Debt Securities – Senior Debt Securities and Subordinated Debt Securities

Our debt securities may be senior or subordinated in priority of payment, convertible into shares of our capital stock, and secured or unsecured. In the applicable prospectus supplement, we will provide a description of the debt securities offered, including the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in one or more series under the applicable indenture to be entered into between us and a trustee to be selected. The form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

Preferred Stock

We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. In the applicable prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange, and any other specific terms of the series of preferred stock.

Depositary Shares

The particular terms of the depositary shares and related agreements and receipts will be described in the applicable prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which will be filed with the SEC.

Warrants

We may sell warrants to purchase our debt securities, depositary shares, shares of preferred stock or shares of common stock. In the applicable prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether your or our obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which will be filed with the SEC.

Stock Purchase Contracts

We may sell stock purchase contracts, including stock purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, depositary shares, preferred stock or common stock. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may sell stock purchase contracts in such amounts and in as many distinct series as we wish. The applicable prospectus supplement will describe the terms of any stock purchase contracts. For more information, you should review the relevant form of purchase contract, if any, which will be filed with the SEC.

Units

We may sell any combination of one or more of the other securities described in this prospectus together as units. In the applicable prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units. For more information, you should review the relevant form of unit agreement and the relevant form of unit certificate, if any, which will be filed with the SEC.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of any securities we sell for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Corporation by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated statements of financial condition as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, included in our Annual Report on Form 10-K for the year ended December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.